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                                                                     Exhibit 5.1

                                [IGT LETTERHEAD]



March 31, 2003


International Game Technology
9295 Prototype Drive
Reno, Nevada 89521

Ladies and Gentlemen

                  I am the General Counsel of International Game Technology, a Nevada corporation (the "Company"), and am acting as counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission, for the registration under the Securities Act of 1933, as amended, of $969,790,000 aggregate principal amount at maturity of the Company's Zero-Coupon Convertible Debentures due 2033 (the "Debentures"), and the shares of Common Stock, par value $.000625, of the Company issuable upon conversion of the Debentures (the "Shares"). The Debentures were issued under an Indenture, dated as of January 29, 2003 (the "Indenture"), by and between the Company and The Bank of New York, as Trustee.

                  I have made such investigations of fact and law, reviewed such corporate records of the Company and originals or copies identified to my satisfaction as true copies of such documents (including the Indenture and the Debentures), obtained such certificates of officers of the Company and public officials, and done such other things as I have deemed necessary for the purpose of this opinion. I have assumed the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

                  On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

         (i) the Company has been duly incorporated and is validly existing in good standing under the laws of the State of Nevada and has the corporate power and authority to execute, deliver and perform its obligations under the Debentures and the Indenture relating to the Debentures;

         (ii) the execution, delivery and performance of the Indenture relating to the Debentures and the issuance of the Debentures have been duly authorized by all necessary corporate action on the part of the Company and the Indenture relating to the Debentures and the certificates representing the Debentures have been duly executed and delivered by the Company; and

         (iii) the Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon conversion of the Securities and delivery


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of the Shares in accordance with the Indenture, the Shares will be validly issued, fully paid and nonassessable.

                  I am a member of the bar of the State of Nevada and do not express any opinion as to laws other than those of the United States and the State of Nevada. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

                  This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

                  I authorize O'Melveny & Myers LLP to rely upon the opinions expressed herein for purposes of its opinion, dated the date hereof, to the Company with respect to the enforceability of the Debentures.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                      Very truly yours,


                                      /s/ Sara Beth Brown
                                      -------------------
                                      Sara Beth Brown
                                      Senior Vice President, General Counsel and
                                      Secretary